                  WIZARD NOTE ASSUMPTION AND RELEASE AGREEMENT

                  This Wizard Note Assumption and Release Agreement is made as of the 30th day of July, 1997 by and between Wizard Co., Inc., a Delaware Corporation ("Wizard"), Avis Rent A Car System, Inc., a Delaware Corporation ("ARACS") and Reserve Claims Management Co., a Delaware Corporation ("Reserve Claims Management"). Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Separation Agreement dated as of the date hereof by and between HFS Car Rental, Inc. and Avis Rent A Car, Inc.(the "Separation Agreement").

                  WHEREAS, Wizard is the payor under the Wizard Note, a copy of which is attached hereto as Exhibit A;

                  WHEREAS, in connection with the Separation and pursuant to the Separation Agreement, ARACS has agreed to assume the liabilities and obligations of Wizard under the Wizard Note; and

                  WHEREAS, Reserve Claims Management, as the payee under the Wizard Note, has consented to the assumption by ARACS of the obligations under the Wizard Note and has agreed to release Wizard from its liabilities and obligations thereunder.

                  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                  1. Assumption. Effective as of the date hereof, ARACS hereby assumes the Wizard Note and agrees to perform and discharge all liabilities and obligations of Wizard under the Wizard Note and agrees to be bound by and comply with all terms and conditions of the Wizard Note as if ARACS was an original signatory thereto such that all references in the Wizard Note to the term "Wizard Co., Inc." shall be deemed to refer to ARACS and not Wizard.

                  2. Consideration. Subject to Section 5.1 of the Separation Agreement, Wizard agrees to pay ARACS $205,038,000 upon execution hereof in consideration for ARACS's assumption of the liabilities and obligations under the Wizard Note pursuant to
Section 1 above.

                  3. Release. Reserve Claims Management hereby consents to the assumption of the Wizard Note as described in Section 1 above and agrees to release Wizard from any and all liabilities and obligations under the Wizard Note.

                  4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  5. Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto.

                  6. Counterparts. This Agreement may be executed in any number of counterparts, each of which when taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.


                                       AVIS RENT A CAR SYSTEM, INC.



                                       By: /s/ Kevin M. Sheehan
                                          --------------------------------
                                          Name:
                                          Title:



                                       RESERVE CLAIMS MANAGEMENT, INC.



                                       By: /s/ Gerard J. Kennell
                                          --------------------------------
                                          Name:
                                          Title:



                                       WIZARD CO., INC.



                                       By:/s/ David M. McNicholas
                                          --------------------------------
                                          Name:
                                          Title:

                                                                      EXHIBIT A

                                WIZARD CO., INC.

$194,100,000                                                October 1, 1996

          WIZARD CO., INC., a Delaware corporation (the "Company"), hereby promises to pay AVIS, INC., or its assigns, the principal amount of $194,100,000 on October 1, 2006, with interest (computed on the basis of the actual number of days elapsed over a 360 day year) on the unpaid balance of such principal amount at a rate per annum equal to 7.13%, from the date hereof, payable annually on each anniversary of the date of this Note, commencing on October 1, 1997, until the principal hereof shall have become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise) and with interest on any overdue principal (including any overdue prepayment principal) and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate per annum equal to 9.13% or, at the option of the holder hereof, such interest shall be payable on demand; provided, that each installment of interest may be payable, at the sole discretion of the Company, either in cash or by the issuance of promissory notes of the Company substantially in the form of this Note; provided further, that in no event shall the amount payable by the Company as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto. Payments shall be overdue for purposes hereof if not made on the originally scheduled date of payment therefor, without giving effect to any applicable grace period. Payments of principal and interest hereon, to the extent payable in cash, shall be made in lawful money of the United States of America. All payments on this Note shall be made to the address for such purpose specified in Schedule 1 attached hereto or to such other address as the holder of this Note may designate in writing to the Company, without requiring any presentation or surrender of this Note, except that if this Note is paid or prepaid in full it shall be promptly surrendered to the Company and canceled.

Section 1: Prepayment of Note

At any time, or from time to time, the Company may, at its option, prepay all or any part (in an integral multiple of $1,000,000 or such lesser amount as shall then be outstanding) of this Note.

Section 2: Events of Default; Remedies

Each of the following shall be an Event of Default under this Note:

          (a) the Company defaults in the due and punctual payment of all or any part of the principal of this Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise;

          (b) the Company defaults in the due and punctual payment of any interest on this Note when and as such interest shall become due and payable and such default shall have continued for a period of five consecutive days;

          (c) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for the Company or any substantial part of its assets, or shall consent to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; and

          (d) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for the Company or any substantial part of its assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

If an Event of Default specified in clauses (c) and (d) of this Section 2 shall occur, this Note shall automatically become immediately due and payable together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

If an Event of Default other than those specified in clauses (c) and (d) shall occur, the holder of this Note may exercise any right, power or remedy permitted to such holder by applicable law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire unpaid principal of, and interest accrued on, this Note then outstanding to be, and this Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder of this Note the entire unpaid principal of, and interest accrued on, this Note.

No course of dealing on the part of the holder of this Note nor any delay or failure on the part of the holder of this Note to exercise any rights shall operate as a waiver of such right or otherwise prejudice the holder's rights, powers and remedies. If the Company fails to comply with any provision of this Note, the Company shall pay to the holder, to the extent permitted by applicable law, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by the holder in collecting any sums due on this Note or in otherwise assessing, analyzing or enforcing any rights or remedies that are or may be available to the holder.

Section 3: Notices

The Company's address for all communications related to this Note shall be as follows:

          Wizard Co., Inc.
          900 Old Country Road
          Garden City, NY 11530
          Attention: General Counsel

or shall be otherwise as the Company may designate to the holder of this Note in writing. The holder's address for all communications related to this Note shall be as set forth on Schedule 1 attached hereto or shall be otherwise as such holder or any subsequent holder of this Note may designate to the Company in writing.

Section 4: Successors and Assigns

This Note shall inure to the benefit of and be binding upon the successors and assigns of the holder and the Company. The provisions hereof are intended to be for the benefit of any holder, from time to time, of this Note, and shall be enforceable by any such holder, whether or not an express assignment to such holder of such rights hereunder shall have been made by the holder or any successor or assign.

Section 5: Governing Law

This Note shall be construed in accordance with and governed by the domestic substantive laws of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.


                                        WIZARD CO., INC.


                                        /s/ Joseph V. Vittoria
                                        --------------------------------
                                        Name: Joseph V. Vittoria
                                        Title: President and CEO

                                  SCHEDULE 1

Avis, Inc.
900 Old Country Road
Garden City, NY 11530
Attention: General Counsel